                                                                   Exhibit 10.34


                    WAIVER AND MODIFICATION AGREEMENT NO.1 TO

                CONVERTIBLE SUBORDINATED NOTE PURCHASE AGREEMENT

            THIS WAIVER AND MODIFICATION AGREEMENT NO. 1 TO CONVERTIBLE SUBORDINATED NOTE PURCHASE AGREEMENT (this "Agreement") dated as of March 10, 1997, by and among CONSOLIDATED STAINLESS, INC., a Delaware corporation (the "Company"), SUNTRUST BANKS, INC., a Georgia corporation ("Purchaser"), Harvey B. Adams, an individual resident of the State of Florida and Ronald J. Adams, an individual resident of the State of Florida (the "Individuals").

                              W I T N E S S E T H:

            WHEREAS, the Company, the Individuals and Purchaser are parties to a certain Convertible Subordinated Note Purchase Agreement dated as of October 18, 1996 (the "Note Agreement"; defined terms used herein without definition shall have the meaning ascribed to such terms in the Note Agreement);

            WHEREAS, the Company and the Individuals have requested and the Purchaser has agreed, in return for certain modifications to Article 9 of the Note Agreement, to (i) waive compliance with certain financial and other covenants set forth in the Note Agreement. (ii) amend certain requirements with respect to future fiscal periods with respect to certain of such financial covenants, (iii) amend certain other covenants set forth in the Note Agreement and (iv) waive compliance with Section 10.14 of the Note Agreement, all as more particularly set forth below;

            WHEREAS, the parties wish to amend the Note Agreement to reflect this agreement;

            NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

            SECTION 1. Amendments to Note Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, and effective as of the Effective Date (as hereinafter defined), the Note Agreement is hereby amended as follows:

            a. Section 1.1 of the Note Agreement is hereby amended by deleting the definitions of "Change in Control", "Event of Default", "Investment" and "Subordinated Debt" in their entirety and substituting therefor the following:

            "Chance in Control" shall mean (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934. as amended), other than members of the Controlling Shareholder Group, shall become the "beneficial owner(s)" (as defined in said Rule 13d-3) of shares of Stock of the Company (on a Fully Diluted Basis) which entitle the holder thereof to control more than twenty-five percent (25%) of all voting rights with respect to all shares of Stock of the Company (on a Fully Diluted Basis) excluding the shares of Stock of the Company issued or issuable upon conversion of the Notes; (b) approval by the stockholders of the Company of a merger, reorganization, consolidation, exchange of shares, recapitalization, restructuring or other business combination which results in ownership of more than fifty percent (50%) of the Voting Stock of the Company on a Fully Diluted Basis being transferred to a Person or Persons other than such existing stockholders, excluding the shares of Stock of the Company issued or issuable upon conversion of the Notes; (c) sale of all or substantially all of the Company's assets; (d) Incumbent Directors cease to comprise a majority of the directors on the Company's board of directors; (e) any transaction occurs without the prior approval of two-thirds of the Incumbent Directors that results in the Stock of the Company no longer being required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended; or (f) any recapitalization occurs in which any dividends or other distributions, direct or indirect, on account of any shares of the Stock of the Company or any of the Subsidiaries are not paid to the Purchaser on a pari passu basis with all other stockholders of the Company as set forth in Section 9.10 of this Agreement.

            "Event of Default" means any of the events specified in Article 8 hereof.

            "Investment" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by such Person.

            "Subordinated Debt" shall mean (i) the Indebtedness evidenced by the Notes, (ii) additional Indebtedness incurred by the Company after the Closing Date which is expressly permitted by Section 7.1(f), and (iii) additional Indebtedness of the Company to shareholders of the Company which Indebtedness is expressly permitted hereunder and is subject to a subordination agreement in favor of the Purchaser in form and substance acceptable to the Purchaser in its sole discretion."

            b. Section 1.1 of the Note Agreement is hereby further amended by adding the following definitions of "Controlling Shareholder Group" and "Optional Redemption Period" in correct alphabetical order:

            "Controlling Shareholder Group" shall mean collectively, (i) Harvey
      B. Adams and Ronald J. Adams, (ii) any of their siblings, spouses or parents, (iii) any lineal descendants (by birth or adoption) of the foregoing and their spouses, and (iv) any trusts established for the sole benefit of the foregoing."

            "Optional Redemption Period" shall mean the period commencing on the date of the first to occur of any of the events described in Section 9.1(b) hereof and ending on third anniversary of Closing Date."

            c. Section 2.3 of the Note Agreement is hereby amended by deleting subsection (c) thereof in its entirety and substituting the following subsection
(c) in lieu thereof:

            "(c) The Company may, at its option, pay interest on the last day of any calendar quarter through and including the calendar quarter ending on September 30, 1998 by issuing and delivering to the Purchaser, on or prior to the date which is five (5) Business Days prior to the date such interest is due and payable, an additional Note with a principal amount equal to the amount of such interest then due and payable, which Note shall be identical as to terms, conditions, maturity and other matters as the Initial Note except that the interest on such Note shall be automatically deferred until the calendar quarter ending on September 30, 1998 (the "Deferred Interest Notes"). The Deferred Interest Notes may be prepaid by the Company, together with all accrued and unpaid interest thereon, at any time prior to January 1, 1999 as long as such prepayment is accompanied by all accrued and unpaid interest thereon calculated at a per annum interest rate of 15%. On or after January 1, 1999, any Deferred Interest Notes issued hereunder, together with any accrued and unpaid interest thereon, may be converted by Purchaser into additional shares of Common Stock pursuant to the terms set forth in Article 9 hereof. All Interest accruing after September 30, 1998 on the Note and the Deferred Interest Notes shall be payable by the Company in Dollars."

            d. Section 6.8 of the Note Agreement is hereby amended deleting subsections (a) through (c) thereof in their entirety and substituting the following in lieu thereof:

            (a) Total Liabilities to Tangible Net Worth Ratio. The Company's ratio of Total Liabilities to Tangible Net Worth shall not, as of the last day of each fiscal quarter of the Company during the periods specified below, exceed the ratio set forth for such period below:

                       Period                             Ratio
                       ------                             -----

            Fiscal quarter ending 12-31-96              7.00:1.0
            Fiscal quarter ending 3-31-97               7.50:1.0
            Fiscal quarter ending 6-30-97               7.25:1.0
            Fiscal quarter ending 9-30-97 and
                 thereafter                             7.00:1.0

            (b) Funded Debt to EBITDA. The Company's ratio of Funded Debt to EBITDA shall not as of the last day of each fiscal quarter of the Company during the periods specified below, exceed the ratio set forth for such period below:


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

                       Period                             Ratio
                       ------                             -----

            Fiscal quarter ending 12-31-96              13.25:1.0
            Fiscal quarter ending 3-31-97               16.50:1.0
            Fiscal quarter ending 6-30-97               13.25:1.0
            Fiscal quarter ending 9-30-97               11.00:1.0
            Fiscal quarter ending 12-31-97              10.50:1.0
            Fiscal quarter ending 3-31-98               10.50:1.0
            Fiscal quarter ending 6-30-98               10.00:1.0
            Fiscal quarter ending 9-30-98                9.50:1.0
            Fiscal quarter ending 12-31-98
                 and thereafter                          9.00:1.0

      In the event that the Company's write-down of inventory and other balance sheet items taken with respect to the fiscal quarter ending December 31, 1996 is less than $2,865,000, the Purchaser and the Company hereby agree to negotiate downward adjustments to the ratios set forth above for the first three fiscal quarters of 1997.

            (c) Senior Funded Debt to EBITDA. The Company's ratio of Senior Funded Debt to EBITDA shall not as of the last day of each fiscal quarter of the Company during the periods specified below, exceed the ratio set forth for such period below:

                       Period                             Ratio
                       ------                             -----

            Fiscal quarter ending 12-31-96             12.25:1.0
            Fiscal quarter ending 3-31-97              15.25:1.0
            Fiscal quarter ending 6-30-97              12.00:1.0
            Fiscal quarter ending 9-30-97              10.00:1.0
            Fiscal quarter ending 12-31-97              8.00:1.0
            Fiscal quarter ending 3-31-98               8.00:1.0
            Fiscal quarter ending 6-30-98               7.75:1.0
            Fiscal quarter ending 9-30-98               7.50:1.0
            Fiscal quarter ending 12-31-98
                 and thereafter                         7.00:1.0

      In the event that the Company's write-down of inventory and other balance sheet items taken with respect to the fiscal quarter ending December 31, 1996 is less than $2,865,000, the Purchaser and the Company hereby agree to negotiate downward adjustments to the ratios set forth above for the first three fiscal quarters of 1997. For purposes of calculating Senior Funded Debt for the fiscal quarter ending December 31, 1996, the Purchaser hereby agrees that the Indebtedness of the Company to H. Adams, R. Adams and Burt Chasnov in the approximate amount of $563,200 constitutes Subordinated Debt and will thereafter constitute


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      Subordinated Debt upon execution and delivery of the Shareholder
      Subordination Agreement attached hereto as Exhibit A.

            e. Section 7.1 of the Note Agreement is hereby amended by deleting subsection (b) thereof in its entirety and substituting the following in lieu thereof:

            "(b) (i) Indebtedness in the committed amounts of (x) lines of credit in effect on the Closing Date and described on Schedule 7.1(b) and
      (y) the Senior Credit Agreement as in effect on March 13, 1997 in the amount of $25,000,000, together with all extensions, renewals, modifications and refinancings thereof, provided, however, any such extensions, renewals, modifications and refinancings shall not, without the written consent of the Requisite Purchasers, increase the amount of such Indebtedness by an amount in excess of the greater of (x) $2,500,000 or (y) the amount supported by the borrowing base set forth in the applicable credit documents on the date any such additional amount is advanced, provided that, the borrowing base as defined in such credit documents does not differ in any material respect from the borrowing base set forth in the Senior Credit Agreement as in effect on March 13, 1997, plus (ii) additional Indebtedness incurred by the Company after the Closing Date, provided that, after giving effect to such additional Indebtedness contemplated by this clause (ii), the Company shall on a pro forma basis, calculated as of the date of incurrence of such Indebtedness, maintain a ratio of Funded Debt to Tangible Net Worth of less than 6.0:1.0.

      Notwithstanding the foregoing, in the case of Indebtedness incurred under clauses (i) or (ii) above after the Closing Date, (x) such Indebtedness shall be on terms which, in the aggregate, are no less favorable to the Company than those of the Senior Credit Agreement as in effect on March 13, 1997 and (y) the Company shall have delivered a certificate to the Purchaser evidencing, on a pro forma basis, the Company's compliance with
      Section 6.8 for the immediately preceding four fiscal quarters of the Company (calculated as if such Indebtedness had been incurred on the first day of such fiscal period) and for the next four succeeding fiscal quarters of the Company; provided further that in connection with the incurrence of any Indebtedness under this Section 7.1(b) the lender shall deliver to Purchaser a subordination agreement in respect of such Indebtedness in substantially the same form as attached as Exhibit H hereto in accordance with Section 10.14;"

            f. Section 7.2 of the Note Agreement is hereby amended by deleting subsections (f) and (g) thereof in their entirety and substituting the following subsections in lieu thereof:

            "(f) Liens existing on property of any Person acquired by the Company or any of its Subsidiaries at the time of acquisition of such Person (other than any such Lien created in contemplation of such acquisition); provided that such acquisition is a Permitted Acquisition hereunder;


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

            (g) Purchase money Liens upon any property acquired or held by the Company or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness permitted pursuant to Section 7.1(c) incurred solely for the purpose of financing the acquisition of such property, provided that such Lien does not extend to any other property; and"

            g. Section 7.4 of the Note Agreement is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

                  "Section 7.4. Mergers, Acquisitions, Etc. Merge or consolidate with any other Person or purchase, lease or otherwise acquire all or any substantial portion of the property or assets (including capital stock) of any Person; provided, however, that the restrictions set forth in this Section 7.4 shall not be applicable to (i) any merger or consolidation of any Subsidiary into the Company or another Subsidiary, (ii) sale, lease or transfer of assets of any Subsidiary to the Company or to any other Subsidiary, and (iii) Permitted Acquisitions where the Company's Tangible Net Worth after consummation of such Permitted Acquisition is equal to or greater than its Tangible Net Worth immediately prior thereto; provided, however, that no transaction pursuant to clauses (i), (ii) or (iii) above shall be permitted if any Default or Event of Default otherwise exists at the time of such transaction or would otherwise exist as a result of such transaction."

            h. Section 7.15 of the Note Agreement is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

            "Section 7.15. Changes in Management. Allow or suffer to occur any material change in the senior management of the Company without the prior written consent of the Requisite Purchasers, including without limitation, allow or suffer to occur any event whereby either of Harvey B. Adams or Ronald J. Adams shall cease to hold the titles and exercise the duties of the principal executive officers of the Company unless (x) such event is caused by the death or disability of Harvey B. Adams or Ronald J. Adams, and (y) such person is replaced by a management figure reasonably satisfactory to the Purchaser."

            i. Section 8.2 of the Note Agreement is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

            "Section 8.2. Charter Amendment. The Charter Amendment shall fail to be approved by the stockholders of the Company and to become effective by September 30, 1997;"

            j. Section 9.1(a) of the Note Agreement is hereby amended by deleting such subsection in its entirety and substituting the following in lieu thereof:


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

            "(a) Purchaser may, at its option, in addition to any other rights set forth hereunder, any time prior to the payment in full of all of the outstanding principal under and accrued interest on the Note, convert its Note and any accrued but unpaid interest thereon (which shall for all purposes of this Article 9 include the Deferred Interest Notes and any accrued but unpaid interest thereon), in whole or in part, into fully paid and non-assessable shares of Common Stock at a price (the "Conversion Price") per share equal to the average closing price of the Common Stock on the Nasdaq National Market during the twenty (20) trading days beginning on August 29, 1996 and ending on September 26, 1996 ($6.09); provided that, the amount of the Note converted pursuant to this subsection (a) shall be an amount such that the total shares of Common Stock received pursuant to this subsection (a) shall not exceed 4.95% of the outstanding Common Stock on the date of such conversion."

            k. Article 9 of the Note Agreement is hereby further amended by adding the following Sections 9.11 and 9.12 thereto:

            "Section 9.11. Special Registration and Conversion Right. In addition to the rights set forth above and in the Registration Rights Agreement, the Purchaser may require, at any time during the period commencing on January 1, 1999 and ending on March 31, 1999, that the Company effect a registered public offering of the Notes Shares under the Securities Act and the Company shall be required to effect such registration by no later than three (3) months after the date of such request. In connection with any such offering pursuant to this Section 9.11, the Purchaser may convert its Note and all accrued but unpaid interest thereon, and all Deferred Interest Notes and accrued but unpaid interest thereon into Common Stock of the Company for a price per share equal to the lesser of (x) the Conversion Price and (y) an amount equal to 80% of the final offering price per share of the Common Stock in connection with such offering. The rights of the Purchaser hereunder shall be in addition to the rights to require registration pursuant to the Registration Rights Agreement but the Purchaser shall be entitled to all rights and benefits pursuant to the Registration Rights Agreement in connection with any required registration under this Section 9.11. Unless the Purchaser is given a chance to participate in such offering and fully convert its Note and all other amounts due hereunder in accordance with the piggyback rights set forth in the Registration Rights Agreement and at the conversion price set forth in this Section 9.11, the Company shall not effect any other registered offering of its securities during the period commencing six (6) months prior to January 1, 1999 and ending on March 31, 1999. If such offering is not successfully consummated, then Purchaser shall have the right to require the registration set forth above but the March 31, 1999 expiration of such right shall be extended to the date which is six (6) months after the date that such failed registration is withdrawn.

            Section 9.12. No Conflicting Agreements. The Company shall not enter into any agreements, contracts or undertakings which would restrict the rights of the Purchaser pursuant to this Article 9 or the Registration Rights Agreement."


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

            l. The Note Agreement and the Note are hereby amended by deleting the reference to the Subordination Agreement in the legend thereon and substituting a reference to the following Subordination Agreement: SUBORDINATION AGREEMENT DATED AS OF MARCH 10, 1997 BY AND BETWEEN MELLON BANK, N.A. AND SUNTRUST BANKS, INC., AS HEREAFTER AMENDED, MODIFIED OR SUPPLEMENTED IN ACCORDANCE WITH THE TERMS THEREOF.

      SECTION 2. Waiver. The Purchaser hereby waives compliance by the Company with the following provisions of the Note Agreement:

            a. With respect to the execution and delivery of the Loan and Security Agreement, dated March 10, 1997 by and between Mellon Bank, N.A. and the Company as in effect on the date hereof the Purchaser waives compliance with
Section 7.11 and, with respect to delivery of the pro forma compliance statements, Sections 7.1(b); and

            b. With respect to the form of the Subordination Agreement, the requirements of Section 7.1(b) and Section 10.14.

      SECTION 3. Conditions of Effectiveness. This Amendment shall become effective as of December 31, 1996 (the 'Effective Date") on the first day when this Amendment shall have been executed by Purchaser, the Company and the Individuals and delivered to the Bank in Atlanta, Georgia, each of the following conditions shall have been met:

            a. The Purchaser and Mellon Bank, N.A. shall have entered into a Subordination Agreement satisfactory to the Purchaser; and

            b. The Purchaser shall have received final, execution counterparts of the Loan and Security Agreement by and between Mellon Bank, N.A. and the Company and all other "Loan Documents" as such term is defined therein and Purchaser shall be satisfied with the terms thereof.

      SECTION 4. Covenants of the Company and the Individuals. Each of the Company and the Individuals hereby agree, that by no later than April 12, 1997, the Purchaser shall receive duly executed original counterparts of the following documents:

            a. A Subordination Agreement substantially in the form of Exhibit A attached hereto from each of Burt Chasnov and the Individuals with respect to all Indebtedness of the Company to such persons; and

            b. Deferred Interest Notes in favor of the Purchaser with respect to interest deferred through the date hereof.


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

The failure to comply with this Section 4 shall constitute an Event of Default pursuant to the Note Agreement.

      SECTION 5. Representations and Warranties of Company. The Company, without limiting the representations and warranties provided in the Note Agreement, hereby represents and warrants to the Purchaser as follows:

            a. The execution, delivery and performance by Company of this Agreement are within Company's corporate powers, have been duly authorized by all necessary corporate action (including any necessary shareholder action) and do not and will not (a) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the articles of incorporation or by-laws of Company or any indenture, agreement or other instrument to which Company is a party or by which Company or any of its properties is bound or (b) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

            b. This Agreement constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms.

            c. No Default or Event of Default has occurred and is continuing as of the Effective Date or the date hereof (after giving effect to the waivers set forth herein).

            SECTION 6. Survival. Each of the foregoing representations and warranties and each of the representations and warranties made in the Note Agreement shall be made at and as of the Effective Date. Each of the foregoing representations and warranties shall constitute a representation and warranty of Company under the Note Agreement, and it shall be an Event of Default if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time when made. Each of the representations and warranties made under the Note Agreement (including those made herein) shall survive and not be waived by the execution and delivery of this Agreement or any investigation by the Purchaser.

            SECTION 7. No Waiver, Etc. Company hereby agrees that except as expressly set forth in Section 2 above, nothing herein shall constitute a waiver by the Purchaser of any Default or Event of Default, whether known or unknown, which may exist under the Note Agreement. Company hereby further agrees that no action, inaction or agreement by the Purchaser, including without limitation, any indulgence, waiver, consent or agreement altering the provisions of the Note Agreement which may have occurred with respect to the non-payment of any obligation during the terms of the Note Agreement or any portion thereof, or any other matter relating to the Note Agreement, shall require or imply any future indulgence, waiver, or agreement by the Purchaser. In addition, Company acknowledges and agrees that it has no knowledge of any defenses, counterclaims, offsets or objections in its favor against Purchaser with regard to any of the obligations due under the terms of the Note Agreement as of the date of this Agreement.

            SECTION 8. Affirmation of Covenants. Company hereby affirms and restates as of the date hereof all covenants set forth in the Note Agreement, as amended hereby, and such covenants are incorporated by reference herein as if set forth herein directly.

            SECTION 9. Ratification of Note Agreement. Except as expressly amended herein, all terms, covenants and conditions of the Note Agreement and the other Loan Documents shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Note Agreement as amended herein. All future references to the Note Agreement shall be deemed to refer to the Note Agreement as amended hereby.

            SECTION 10. Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors, successors-in-titles, and assigns.

            SECTION 11. Costs, Expenses and Taxes. Company agrees to pay on demand all reasonable costs and expenses of the Purchaser in connection with the preparation, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchaser with respect thereto and with respect to advising the Purchaser as to its rights and responsibilities hereunder and thereunder. In addition, Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder, and agrees to save the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

            SECTION 12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

            SECTION 13. Execution and Delivery. This Agreement has been executed and delivered by the Purchaser and the Company outside of the State of Florida.

            SECTION 14. Entire Understanding. This Agreement sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

            SECTION 15. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be delivered by telecopier. Each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

                       [SIGNATURES SET FORTH ON NEXT PAGE]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement through their authorized officers as of the date first above.


                                        CONSOLIDATED STAINLESS, INC.


                                        By:____________________________
                                           Name:
                                           Title:

                                           [CORPORATE SEAL]


                                        Attest:________________________
                                               Name:
                                               Title:


                                        _______________________________(SEAL)
                                        Harvey B. Adams


                                        _______________________________(SEAL)
                                        Ronald J. Adams

                                        SUNTRUST BANKS, INC.


                                        By:____________________________
                                           Name:
                                           Title: